Exhibit 10.10(c) AMENDMENT NO. 1 TO ASSIGNMENT AGREEMENT This Amendment No. 1 to Assignment Agreement (this “Amendment No. 1”) is entered into as of December 4, 2019 (the “Effective Date”) between Daré Bioscience, Inc., (“Daré”), and Hammock Pharmaceuticals, Inc., (“Hammock”). WHEREAS, Daré and Hammock are parties to that Assignment Agreement entered into as of December 5, 2018 (the “Agreement”). WHEREAS, Daré and Hammock desire to amend the Agreement as stated herein. NOW, THEREFORE, the parties hereto hereby agree as follows: 1. Amendment to the Agreement. As of the Effective Date, Section 3.2 of the Agreement is deleted in its entirety and replaced with the following: “Deferred Fee. On or before December 6, 2019, Daré shall pay Hammock in cash One Hundred Twenty Five Thousand Dollars ($125,000). Within two business days after January 31, 2020, (such date, the “Deferred Payment Date”), Daré shall pay Hammock One Hundred Twenty Five Thousand Dollars ($125,000) (the “Deferred Fee”) plus an additional payment, in cash, of $12,500. The Deferred Fee may be paid either (a) in cash or (b) if Daré is then a publicly traded company, by delivery of freely transferrable shares of common stock of Daré (the “Shares”), with such choice being made in the sole discretion of Daré. In the event that Daré elects to pay the Deferred Fee in Shares, the number of Shares shall be determined by dividing $125,000 by the volume weighted average of the sale price for Daré common stock on its primary trading exchange during the ten trading day period immediately preceding the Deferred Payment Date; provided, however, that if the number of shares issued to Hammock would require stockholder approval under Nasdaq Rule 5635 (or any successor rule), then Daré may elect to deliver to Hammock that number of shares of common stock as will not require stockholder approval and, for the remainder, pay the cash value thereof based on the volume weight average sale price referred to above.” 2. Miscellaneous. Except as specifically provided in this Amendment No. 1, no other amendments, revisions or changes are made to the Agreement. All other terms and conditions of the Agreement remain in full force and effect, except that Section 6.5 of the Agreement shall be deemed to incorporate this Amendment and Section 6.8 of the Agreement shall not apply to this Amendment. This Amendment No. 1 may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or in electronic format (e.g., “pdf”) or by other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment No. 1. This Amendment may not be assigned by any party separate and apart from the Agreement, but otherwise shall be binding and assignable as provided in the Agreement. [Signature page follows] ACTIVE/101640027.2

IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 as of the date first written above. COMPANY: Daré Bioscience, Inc. By: /s/ SABRINA MARTUCCI JOHNSON Name: Sabrina Martucci Johnson Title: President and CEO December 18, 2019 Hammock: Hammock Pharmaceuticals, Inc. By: /s/ WILLIAM R. MAICHLE Name: William R. Maichle Title: President and CEO ACTIVE/101640027.2